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                                                                    Exhibit 10.2

                             CONSULTING AGREEMENT

     THIS AGREEMENT is entered into as of February 12, 1996 at Irvine, California between HARMONY HOLDINGS, INC. ("Company") and GARY HOROWITZ ("Horowitz").

                                    RECITAL

     In consideration of the premises and the mutual covenants herein, the parties agree as follows:

     1. Until April 15, 1997, Horowitz shall make himself available for the consulting services prescribed herein.

     2. Horowitz shall consult with the Company, upon Company's requests, with respect to the customers and business of the Company. Horowitz shall be available for individual telephonic consulting not longer than three (3) hours per month, and not more frequently than once a month at mutually convenient time or times.

     3. Horowitz' fees for services rendered under this Agreement shall be One Hundred Dollars ($100.00) per hour of consultation. As additional consideration for Horowitz' agreement to make himself available and to perform such services, the Company and Horowitz concurrently are entering into a Stock Option Agreement which provides for the grant of options to purchase 225,000 shares of Company's Common Stock.

     4. Horowitz shall at all times be an independent contractor of the Company with respect to this Agreement and the consulting services contracted for herein. In no event shall Horowitz be considered the agent of the Company. The Company shall issue Internal Revenue Service Form 1099s with respect to any fees paid to Horowitz under this Agreement.

     5. In the event that Horowitz' obligations to perform services under this Agreement conflict with any business opportunity Horowitz shall be presented with in the future, and, so long as Horowitz (a) pursues such business opportunity and (b) uses his reasonable efforts to resolve such conflict whenever it reasonably can be resolved, Horowitz shall be under no obligation to perform the services provided for hereunder while such conflict exists.

     6. This Agreement is made in the State of California and shall be governed by and construed in accordance with the laws of said State.

                                          HARMONY HOLDINGS, INC.
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                                          By: ____________________________


                                          ________________________________
                                          GARY HOROWITZ